UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 26, 2016

EDGEWELL PERSONAL CARE COMPANY

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employee Identification Number)

1350 Timberlake Manor Parkway, Chesterfield, Missouri 63017

(Address of Principal Executive Offices, Including Zip Code)

314-594-1900

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2016, Ward M. Klein, Executive Chairman of the Board of Directors (the “Board”) of Edgewell Personal Care Company (the “Company”), informed the Board that he will retire as an officer and employee of the Company and resign as a member of the Board effective on July 6, 2016. Mr. Klein’s retirement and resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 27, 2016, the Board appointed David Hatfield, currently President and Chief Executive Officer of the Company and a current member of the Board, as Chairman of the Board effective upon Mr. Klein’s resignation on July 6, 2016.

The Company issued a press release on April 29, 2016 announcing Mr. Klein’s retirement and resignation and Mr. Hatfield’s appointment. A copy of this press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of Edgewell Personal Care Company issued on April 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEWELL PERSONAL CARE COMPANY

By:	/s/ Sandra J. Sheldon
Sandra J. Sheldon
Chief Financial Officer

Dated: April 29, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Edgewell Personal Care Company issued on April 29, 2016.

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